UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 17, AVEO Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC acting for itself and as representative of the underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 6,667,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the shares are being sold by the Company. The offering price to the public is $7.50 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $7.05 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds of approximately $46.7 million (assuming the Underwriters’ over-allotment option referenced below is not exercised). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,000,050 shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions.

The Shares will be issued pursuant to a shelf registration statement the Company filed with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on May 21, 2012 (File No. 333-178756). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on January 23, 2013, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on January 17, 2013 announcing the pricing of the Shares in connection with the public offering. This press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 17, 2013, between the Company and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ David. B. Johnston
Name:	David B. Johnston
Title:	Chief Financial Officer

Date: January 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 17, 2013, between the Company and J.P. Morgan Securities LLC, as representative of the underwriters named therein.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 17, 2013.